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                                                                    EXHIBIT 10.1


                                   AMENDMENT NO. 1
                        TO THE INTEK DIVERSIFIED CORPORATION
                               1994 STOCK OPTION PLAN


     This amendment No. 1 (this "Amendment") to the INTEK Diversified Corporation 1994 Stock Option Plan (the "Plan") is hereby adopted by INTEK Diversified Corporation (the "Company") on the 23rd day of December, 1996 pursuant to the terms of Section 13 of the Plan.

                                     WITNESSETH:

     WHEREAS, the Plan was adopted by the Company on July 6, 1994;

     WHEREAS, pursuant to the Plan, the Company has the right to amend the Plan acting through its Stock Option Committee;

     WHEREAS, the Company desires to amend the Plan to eliminate or revise certain provisions that are no longer required under the current Securities Exchange Act of 1934 and the rules Promulgated thereunder;

     NOW THEREFORE, the Company hereby amends the Plan, effective December 23, 1996, as follows:

     1. Existing Paragraph 12(a) is hereby deleted in its entirety and replaced with the following new Paragraph 12(a):

     (a) This Plan shall be administered by a committee of not less than two members of the Board. Grants made hereunder may be made by such committee if each of its members is a "non-employee director" within the meaning of Rule 16b-3, otherwise, grants shall be made only by the Board. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or act unanimously approved in writing by the members of the

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Committee, shall be the acts of the Committee.

     2. Existing Paragraph 13(a) is hereby deleted in its entirety and replaced with the following new Paragraph 13(a):

     (a) This Plan may be amended from time to time by the Committee; provided, however, that except as expressly authorized by this Plan, no such amendment shall increase the number of shares of Common Stock specified in
Section 3 of this Plan or increase the number of shares of Common Stock specified in Section 4(a) of this Plan, without the further approval of the stockholders of the Corporation.

     IN WITNESS WHEREOF, the Company, has caused this instrument to be executed by its duly authorized officer on the date first written above.

                                       INTEK DIVERSIFIED COMPANY


                                       /s/ Steven L. Wasserman
                                       ------------------------------------
                                       by Steven L Wasserman, Secretary


DCN: 97547688

LANGUAGE: ENGLISH

LOAD-DATE: March 11, 1997